Exhibit 1.1

UNDERWRITING AGREEMENT

between

ZK INTERNATIONAL GROUP CO., LTD. (the “Company”)

and

BOUSTEAD SECURITIES, LLC (the “Underwriter”)

UNDERWRITING AGREEMENT

June [ ], 2017

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, CA 92618

Attn: Keith Moore, Chief Executive Officer

Attn: Daniel J. McClory, Managing Director

Ladies and Gentlemen:

Introduction. This underwriting agreement (this “Agreement”) constitutes the agreement between ZK International Group Co., Ltd., a British Virgin Islands company (the “Company”), on the one hand, and Boustead Securities, LLC (the “Underwriter”), on the other hand, pursuant to which the Underwriter shall serve as the underwriter for the Company in connection with the proposed offering (the “Offering”) on an “best efforts/all or none” basis for the minimum offering amount of $5,000,000 and thereafter on a “best efforts” basis up to a maximum offering amount of $7,500,000 of registered ordinary shares (such registered ordinary shares sold in the Offering, the “Securities”), no par value per share, of the Company (the “Ordinary Shares”) to various investors (each an “Investor” and collectively, the “Investors”) at a purchase price of 5.00 per share (the “Purchase Price”). The Securities are to be offered initially to the public at the Purchase Price. The Company hereby confirms its agreement with the Underwriter as follows:

Section 1.            Agreement to Act as Underwriter.

(a)          On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Underwriter shall be the exclusive Underwriter in connection with the Offering, which shall be undertaken pursuant to the Company’s Registration Statement (as defined below), with the terms of such Offering to be subject to market conditions and negotiations between the Company and the Underwriter. The Underwriter will act on a best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful sale of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Underwriter or any of their respective “Affiliates” (as defined below) be obligated to financially underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Underwriter shall act solely as the Company’s agent and not as principal. The Underwriter shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the Company’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Underwriter may (i) create a selling syndicate of additional Underwriter for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and/or (ii) rely on such soliciting dealers who are FINRA members to participate in placing a portion of the Offering. The Underwriter may also retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with the Offering. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”). As compensation for services rendered, on the Closing Date, the Company shall pay to the Underwriter the fees and expenses set forth below:

(i)          Underwriter’s Commissions. An underwriter’s commission in cash (the “Cash Fee”) equal to 7% of the gross proceeds received by the Company from the sale of the Securities at the Closing, which such Cash Fee will be paid to and allocated by the Underwriter among the selling syndicate and soliciting dealers in its sole discretion, if applicable.

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(ii)          Underwriter’s Warrants. The Company hereby agrees to issue to the Underwriter (and/or its designees) on the Closing Date warrants to purchase such number of ordinary shares of the Company equal to 7% of the gross payment amount to be disbursed to the Company on Closing Date for the Securities divided by the Purchase Price (“Underwriters’ Warrant”). The Underwriters’ Warrant agreement, in the form attached hereto as Exhibit A (the “Underwriters’ Warrant Agreement”), shall be exercisable, in whole or in part, commencing on the 181st day from the effective date of the Registration Statement (the “Effective Date”) and expiring on the five-year anniversary thereof at an initial exercise price per ordinary share of $5.00, which is equal to 100% of the Purchase Price of the Securities. The Underwriters’ Warrant shall include a “cashless” exercise feature, and shall contain provisions for “piggyback” registration rights until expiration or until the shares underlying the warrants are eligible for resale pursuant to an exemption from registration. The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrant Agreement and the underlying ordinary shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

Delivery of the Underwriters’ Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

(iii)          Expenses. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

A.	(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers;

B.	all fees and expenses in connection with filings with FINRA's Public Offering System;

C.	all fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

D.	all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

E.	all fees and expenses in connection with listing the Securities on the Nasdaq Capital Market;

F.	all reasonable travel expenses of the Company's officers, directors and employees and any other expense of the Company or the Underwriter incurred in connection with attending or hosting meetings with prospective purchasers of the Securities ("Road Show Expenses"); provide, however, that all travel and lodging expenses of the Underwriter should be limited to $25,000;

G.	any stock transfer taxes incurred in connection with this Agreement or the Offering;

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H.	the costs associated with book building, prospectus tracking and compliance software and the cost of preparing certificates representing the Securities;

I.	the cost and charges of any transfer agent or registrar for the Securities;

J.	any reasonable costs and expenses incurred in conducting background checks of the Company's officers and directors by a background search firm acceptable to the Underwriter (at a cost not to exceed $1,200 per person); and

K.	Underwriter' Counsel's fees up to $75,000 (the “Legal Fees”) and third-party due diligence expenses up to $25,000; the Legal Fees shall be paid in the following installments: (i) $25,000 has been paid prior to the date hereof; (ii) an additional $25,000 shall be paid upon obtaining a “No Objections Letter” from FINRA after completion of filing with FINRA and any requisite state securities regulators; and (iii) the balance of $25,000 upon completion of the Offering. Any amounts paid pursuant to this Section 1(a)(iii)(K) shall be non-refundable.

In the event that this Agreement is terminated pursuant to Section 9 hereof, or subsequent to a Material Adverse Change, the Company will pay all documented out-of-pocket expenses of the Underwriter (including but not limited to fees and disbursements of Underwriter' Counsel, expenses associated with a due diligence report and reasonable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $125,000.

(iv)          Advisory Fee. Whether or not the transactions contemplated by this Agreement and the Registration Statement are consummated or this Agreement is terminated, the Company hereby agrees to pay the Underwriter an advisory fee of $50,000 upon the Company’s filing of an application to list its Ordinary Shares on the Nasdaq Capital Market.

(b)          The term of the Underwriter’ exclusive engagement will be until the closing of the Offering in accordance with the Registration Statement (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 15 days written notice to the other party, or as practical as possible. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Underwriter or their respective Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)          If during the Exclusive Term, or within twelve (12) months after the date of termination or expiration of this Agreement if no Closing has occurred, securities are sold by the Company to investors directly introduced to the Company by the Underwriter on behalf of the Company, then the Company shall pay to the Underwriter, at the time of each such sale, the Cash Fee set forth in this Section 1(a)(i) with respect to any such sale. Upon termination of this Agreement and at the request of the Company, the Underwriter will provide the Company with a list of investors so identified by the Underwriter, respectively, on behalf of the Company.

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Section 2.            Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Underwriter, as of the date hereof, and as of the Closing Date, except as set out in the Registration Statement as follows:

(a)          Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (Registration File No. 333-218198) under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder. At the time of the Effective Date, the registration statement and amendments will materially meet the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, a final prospectus included in such registration statement relating to the Offering and the plan of distribution thereof and has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement as amended at the date of this Agreement is hereinafter called the “Prospectus.” All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. The Registration Statement has been declared effective by the Commission on the date hereof. The Company shall, prior to the Closing, file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.

(b)          Assurances. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the Closing and at the Closing Date, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein (the “Underwriter Information”)). The Prospectus, as of its date, complies in all material respects with the Securities Act and the applicable Rules and Regulations. As of its date, the Prospectus did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this sentence shall not apply to any Underwriter Information). All post-effective amendments to the Registration Statement reflecting facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein have been so filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or filed as exhibits or schedules to the Registration Statement that have not been described or filed as required. The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Underwriter, prepare, use or refer to, any free writing prospectus.

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(c)          Offering Materials. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the Registration Statement, and any other materials permitted by the Securities Act.

(d)          Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are described in the Registration Statement to the extent necessary. Except as described in the Registration Statement and the Prospectus, the Company owns, directly or indirectly, all of its capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other agreement entered into between the Company and the Investors, (ii) a material adverse effect on the results of operations, assets, business, prospects (as such prospects are described in the Prospectus) or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Offering (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the best knowledge of the Company, no action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Offering and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors “) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(g)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such conflict, default or violation could not reasonably be expected to result in a Material Adverse Effect.

(h)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, other than: (i) the filing with the Commission of the final Prospectus as required by Rule 424 under the Securities Act, (ii) application(s) to the Nasdaq Capital Market (the “Trading Market”) for the listing of the Securities for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(i)          Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the terms of the Offering as described in the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has sufficient authorized Ordinary Shares for the issuance of the maximum number of Securities issuable pursuant to the Offering as described in the Prospectus.

(j)          Capitalization. The capitalization of the Company is as set forth in the Prospectus. Except for those disclosed in the Registration Statement, the Company has not issued any Ordinary Shares since the date of filing of the Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement and the transactions contemplated pursuant to the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, if applicable, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Ordinary Shares or Ordinary Shares Equivalents. Except as set forth in the Registration Statement and the Prospectus, the issuance and sale of the Securities will not obligate the Company to issue shares of Ordinary Shares or other securities to any Person (other than the Investors and the Underwriter) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Ordinary Shares of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with the laws of the British Virgin Islands, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the Registration Statement, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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(k)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its Ordinary Shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Prospectus or disclosed in the Registration Statement or the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects (as such prospects are described in the Prospectus), properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(l)          Litigation. Except for such matter disclosed in the Registration Statement, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the Offering or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. To the Company’s knowledge, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m)          Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)          Compliance. Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not reasonably be expected to result in a Material Adverse Effect.

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(o)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(p)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens disclosed in the Prospectus, Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q)          Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except for those disclosed in the Registration Statement, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s)          Transactions With Affiliates and Employees. Except as set forth in the Registration Statement and the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(t)          Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the Prospectus: (i) the Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date; (ii) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(u)          Certain Fees. Except as set forth herein and in the Prospectus, contemplated by this Agreement, or a separate agreement regarding the Offering with a soliciting dealer in the sole discretion of the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Offering. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the Offering.

(v)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w)          Registration Rights. Except as set forth in the Registration Statement or the Prospectus, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)          Removed and Reserved.

(y)          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company.

(z)          Solvency. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Prospectus sets forth as of September 30, 2016 all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as described in the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(aa)         Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb)        Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc)         Accountants. Anton & Chia LLP is the Company’s independent registered public accounting firm. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements of the Company for the years ended September 30, 2016 and 2015.

(dd)        Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ff)          Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg)         Certificates. Any certificate signed by an officer of the Company and delivered to any of the Underwriter or to counsel for any of the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

(hh)         Reliance. The Company acknowledges that the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

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(ii)          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)          Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(kk)         FINRA Affiliations. Except as disclosed in the Prospectus, there are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company.

Section 3.             Delivery and Payment.

(a)            Closing. The Closing shall occur at the office of the Underwriter’s counsel, Hunter Taubman Fischer & Li LLC, located at 1450 Broadway, 26th Floor, New York, NY 10018 (or at such other place as shall be agreed upon by the Underwriter and the Company) and may also be conducted electronically via the remote exchange of Closing documentation. Subject to the terms and conditions hereof, and except as may otherwise be agreed or arranged between the parties, at the Closing payment of the purchase price for the Securities sold on the Closing Date shall be made by federal funds wire transfer from the Escrow Account (as defined below), against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as provided by the Escrow Agent least one business day prior to the Closing. All actions taken at the Closing shall be deemed to have occurred simultaneously.

(b)          Payment for the Securities. The Securities are being sold to the Investors at an aggregate initial public offering price per Security as set forth in the Prospectus. The purchase of Securities by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. In the event that the any of the Underwriter receive any payment from an Investor in connection with the purchase of any Securities by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with Signature Bank, as escrow agent (the “Escrow Agent”). Among other things, the Underwriter shall forward any checks so received by the Underwriter to the Escrow Agent by noon of the next business day. The Underwriter and the Company shall instruct Investors to make wire transfer payments to “Signature Bank as Escrow Agent for ZK International Group Co., Ltd..”, with the name and address of the Investor making payment. Payment by the Investors out of the Escrow Account for the Securities to be sold by the Company shall be made at the Closing Date to the Company in compliance with Rule 15c2-4 of the Commission.

(c)          Delivery of Securities. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Section 4.            Covenants and Agreements of the Company. The Company further covenants and agrees with the Underwriter as follows:

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(a)          Registration Statement Matters. The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will advise the Underwriter promptly after they receive notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectus has been filed and will furnish the Underwriter with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Underwriter, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b)          Blue Sky Compliance. The Company will cooperate with the Underwriter in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Underwriter may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Securities. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)          Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of any of the Underwriter or counsel for any of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriter and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or the Prospectus that is necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Prospectus in connection with the Offering, the Company will furnish the Underwriter with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter reasonably object.

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(d)          Copies of any Amendments and Supplements to the Prospectus. The Company will furnish the Underwriter, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriter may reasonably request.

(e)          Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior consent of the Underwriter, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Underwriter expressly consent in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)          Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Ordinary Shares for so long as the Ordinary Shares is publicly-traded.

(g)          Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Underwriter an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h)          Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i)          Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriter deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Company and the Underwriter. The Company agrees that the Underwriter may rely upon, and each is a third party beneficiary of, the representations and warranties set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j)          No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k)          Acknowledgment. The Company acknowledges that any advice given by any of the Underwriter to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Underwriter’s prior written consent.

Section 5.            Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)          Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received, and the Company shall have caused to be delivered to the Underwriter, a letter from Anton & Chia LLP, the independent registered public accounting firm of the Company (“Anton & Chia”), addressed to the Underwriter, dated as of the date hereof, in form and substance satisfactory to the Underwriter. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Prospectus, which, in the Underwriter’ sole judgment, is material and adverse and that makes it, in the Underwriter’ sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by the Prospectus.

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(b)          Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter. The Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission in a timely fashion in accordance with the terms thereof. At or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of the Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)          Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Underwriter’ respective counsels, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsels to pass upon the matters referred to in this Section 5.

(d)          No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Underwriter’ sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(e)          Opinion of Counsel for the Company. The Underwriter shall have received on the Closing Date the favorable opinions of Ortoli Rosenstadt LLP, U.S. securities counsel, dated as of such Closing Date, including, without limitation, a customary negative assurance letter, addressed to the Underwriter in reasonable and customary form satisfactory to the Underwriter.

(f)          Officers’ Certificate. The Underwriter shall have received on the Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Underwriter shall be satisfied that, the signers of such certificate have reviewed the Registration Statement and the Prospectus, and this Agreement and to the further effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)          No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

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(iii)          When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement, when it became effective, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv)          Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants or conversion of outstanding indebtedness into shares of Ordinary Shares) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into shares of Ordinary Shares); (e) any dividend or distribution of any kind declared, paid or made on the Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(g)          Bring-down Comfort Letter. On the Closing Date, the Underwriter shall have received from Anton & Chia, or such other independent registered public accounting firm engaged by the Company at such time, a letter dated as of such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date.

(h)          Stock Exchange Listing. The Ordinary Shares shall be registered under the Exchange Act and shall be approved to be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Ordinary Shares under the Exchange Act or delisting or suspending from trading the Ordinary Shares from the principal Trading Market, nor shall the Company have received any information suggesting that the Commission or the principal Trading Market is contemplating terminating such registration or listing.

(i)          Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such customary information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

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(j)          Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement or the Prospectus) or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders' equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole reasonable judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(k)          Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in securities generally on the Nasdaq Capital Market or any Trading Markets shall not have commenced, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(l)          The Underwriter shall have received a lock-up agreement from each Lock-Up Party set forth on Schedule B, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Schedule C.

(j)          FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement terms and arrangements. In addition, the Company shall, if requested by the Underwriter, make or authorize the Underwriter' Counsel to make on the Company's behalf an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(k)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)          The Company and the Underwriter shall have entered into an escrow agreement with the Escrow Agent pursuant to which the Investors shall deposit their subscription funds in an Escrow Account and the Company and the Underwriter shall authorize the disbursement of the funds from the Escrow Account. All Investor checks delivered to the Escrow Agent shall be made payable to "Signature Bank as Escrow Agent for ZK International Group Co., Ltd." The Company shall pay the reasonable fees of the Escrow Agent.

(o)          The Company will enter into a customary subscription agreement with Investors and will deliver any additional customary certificates or documents as the Underwriter deems necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriter. The Company agrees that the Underwriter may rely upon, and is a third party beneficiary of, the representations and warranties and applicable covenants set forth in the purchase agreement with Investors.

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If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriter or to Underwriter' Counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Underwriter and to Underwriter' counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the consummation of the Offering. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6.            Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or any of the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if reasonably requested by any of the Underwriter, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising any of the Underwriter of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of any of the Underwriter’ participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Securities on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7.            Indemnification and Contribution. The Company agrees to indemnify the Underwriter in accordance with the provisions of Schedule A hereto, which is incorporated by reference herein and made a part hereof.

Section 8.            Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9.            Termination.

(a)          This Agreement shall become effective upon the later of: (i) receipt by the Underwriter and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The Underwriter shall have the right to terminate this Agreement at any time upon 15 days written notice to the Company, or as practical as possible prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) trading on the NASDAQ Capital Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NASDAQ Capital Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriter, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

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(b)          Any notice of termination pursuant to this Section 9 shall be in writing.

(c)          If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriter in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company; provided, however, that all such expenses, including the costs and expenses set forth in Section 6(d) which were actually paid, shall not exceed $125,000 in the aggregate (of which a maximum of $75,000 can be allocated to legal expenses, and a maximum of $25,000 to third-party due diligence, and a maximum of $25,000 for Underwriter’s travel and lodging expenses), less any amounts previously reimbursed by the Company including but not limited to $25,000 retainer paid to Underwriter Counsel and $25,000 paid for third-party due diligence expense.

Section 9.            Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, delivered by reputable overnight courier (i.e., Federal Express) or delivered by facsimile or e-mail transmission to the parties hereto as follows:

If to the Underwriter, then to:

Boustead Securities, LLC

898 N Sepulveda Blvd, Suite 475

El Segundo, CA 90245

Attn: Keith Moore

Attn: Daniel J. McClory

With a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10017

Attn: Louis Taubman, Esq.

Attn: Joan Wu, Esq.

Fax No.: (212) 202-6380

If to the Company:

ZK International Group Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People’s Republic of China 325025

With a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

501 Madison Avenue, 14th Floor

New York, NY 10022

Attn: William S. Rosenstadt, Esq.

Attn: Mengyi “Jason” Ye, Esq.

Fax No.: (212) 826-9307

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Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal Underwriter, and no other person will have any right or obligation hereunder.

Section 11.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12.            Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Underwriter and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriter and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriter mailed by certified mail to the Underwriter’ respective address shall be deemed in every respect effective service process upon such Underwriter, in any such suit, action or proceeding.

Section 13.            General Provisions.

(a)          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)          The Company acknowledges that in connection with the Offering of the Securities: (i) the Underwriter have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Underwriter owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any of the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ZK International Group Co., Ltd.

By:
Name: Jiancong Huang
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and agreed to of the date first above written.

Boustead Securities, LLC

By:
Name: Keith Moore
Title: Chief Executive Officer

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SCHEDULE A – INDEMNIFICATION

The Company hereby agrees to indemnify and hold the Underwriter, their respective officers, directors, principals, employees, affiliates, and shareholders, and their respective successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings and costs (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively, “Losses”) arising out of, based upon, or in any way related or attributed to, any breach of a representation, warranty or covenant by the Company contained in this Agreement. The Company will not, however, be responsible for any Losses that have resulted from the Underwriter Information or the gross negligence or willful misconduct of any individual or entity seeking indemnification or contribution hereunder.

If the Underwriter receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Schedule A, the Underwriter, as applicable, shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Boustead, as applicable, of its respective right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from the Underwriter with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. the Underwriter, as applicable, shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. The Underwriter, as applicable, shall have the right to employ its own counsel in any such action, which shall be at the Company’s expense if (i) the Company and the Underwriter, as applicable, shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to the Underwriter , as applicable, in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and the Underwriter , as applicable, and representation of the Company and the Underwriter , as applicable, by the same counsel or experts would, in the reasonable opinion of the Underwriter , as applicable, be inappropriate due to actual or potential differing interests between the Company and the Underwriter, as applicable. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the Underwriter, which consent shall not be delayed and which shall not be required if the Underwriter, is granted a general release in connection therewith. The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

The Company further agrees, upon demand by the Underwriter, to promptly reimburse the Underwriter for, or pay, any reasonable fees, expenses or disbursements as to which the Underwriter has been indemnified herein with such reimbursement to be made currently as such fees, expenses or disbursements are incurred by the Underwriter, as applicable. Notwithstanding the provisions of the aforementioned indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by the Underwriter shall be repaid by the Underwriter , as applicable, in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against the Underwriter based solely upon their respective gross negligence or intentional misconduct in the performance of their respective duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

If for any reason the foregoing indemnification is unavailable or is insufficient to hold any of the Underwriter harmless, the Company agrees to contribute the amount paid or payable by any Underwriter in such proportion as to reflect not only the relative benefits received by the Company, on the one hand, and the applicable Underwriter, on the other hand, but also the relative fault of the Company and any of the Underwriter as well as any relevant equitable considerations. In no event shall any Underwriter contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

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For purposes of this Agreement, each officer, director, shareholder, and employee or affiliate of any Underwriter and each person, if any, who controls a Underwriter (or any affiliate) within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights as a Underwriter with respect to matters of indemnification by the Company hereunder.

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Schedule B

Lock-up Party

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Schedule C

FORM OF LOCK-UP AGREEMENT

Boustead Securities, LLC

6 Venture, Suite 325

Irvine, CA 92618

Re:	ZK International Group Co., Ltd. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares, no par value (“Ordinary Shares”), or rights to acquire Ordinary Shares, of ZK International Group Co., Ltd., a British Virgin Islands company (the “Company”), understands that Boustead Securities, LLC (the “Underwriter”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of Ordinary Shares of the Company.

To induce the Underwriter to continue its efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Underwriter that, without the Underwriter’s prior written consent, the undersigned will not, during the period commencing on the date hereof and ending 180 days following the closing date of the Public Offering (the “Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Ordinary Shares or any securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares the undersigned may purchase in the Public Offering. Notwithstanding the foregoing, if the Offering is abandoned or does not close by September 30, 2017 or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the Offering, the Lock-up Period shall terminate on such date.

The foregoing shall not apply to:

(i) the sale of shares of Ordinary Shares pursuant to the Underwriter Agreement;

(ii) transactions relating to shares of Ordinary Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

(iii) (a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Ordinary Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of shares of Ordinary Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans

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(iv) transfers of shares of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

(v) any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

(vi) (a) any distributions or transfers without consideration of shares of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

(vii) the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Ordinary Shares, provided that such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period; or

(viii) by will or intestate succession upon the death of the undersigned or

Provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Underwriter’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Ordinary Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

If the undersigned is an officer or director of the Company, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Ordinary Shares, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriter Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the registration statement and applicable exhibits (the “Offering Statement”) and sell shares of Ordinary Shares thereunder.

The undersigned understands that the Company and the Underwriter are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to a Underwriter Agreement the terms of which are subject to negotiation between the Company and the Underwriter and that there is no assurance that the Company and the Underwriter will enter into an Underwriter Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriter Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriter Agreement before the sale of any shares of Ordinary Shares pursuant to the Underwriter Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) that the Underwriter Agreement has not been executed by September 30, 2017 or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

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[Signature Page to the Lock-Up Agreement]

Sincerely,

Shareholder

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

[Signature page to Lock-Up Agreement]

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Exhibit A

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) BOUSTEAD SECURITIES, LLC, OR A REPRESENTATIVE OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF BOUSTEAD SECURITIES, LLC, OR OF ANY SUCH UNDERWRITERS OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 20[__]. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 20[__].

UNDERWRITER’S WARRANT

FOR THE PURCHASE OF [●] ORDINARY SHARES

OF

ZK INTERNATIONAL GROUP CO., LTD.

1.           Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between ZK International Group Co., Ltd., a British Virgin Islands company(the “Company”), on one hand, and Boustead Securities, LLC (the “Underwriter”), on the other hand, dated [●], 2017 (the “Underwriting Agreement”), [●] (“Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●], 20[__] (the “Exercise Date”), the date that is 180 days after the closing date of the Offering (the “Effective Date”), and at or before 5:00 p.m., Eastern time, on [●], 2022 (the “Expiration Date”)1, but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of ordinary shares of the Company, no par value per share as equates to seven percent (7%) of the gross amount raised during the Offering divided by $5.00, being the subscription price per ordinary share in the Offering (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $5.00 per Share (100% of the price of the Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context.

Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2.           Exercise.

2.1           Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

1 Which shall be the fifth year anniversary from the Effective Date

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2.2           Cashless Exercise. If at any time after the Exercise Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, then in In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,		X	=	The number of Shares to be issued to Holder;
		Y	=	The number of Shares for which the Purchase Warrant is being exercised;
		A	=	The fair market value of one Share; and
		B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a Share is defined as follows:

(i)           if the Ordinary Shares is traded on a national securities exchange or the OTCQB Market (or similar quotation system), the value shall be deemed to be the closing price on such exchange or quotation system the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)           if there is no market for the Ordinary Shares, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3             Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”), or are exempt from registration under the Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3.           Transfer.

3.1           General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) the Underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of the Underwriter or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

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3.2           Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4.           Registration Rights.

4.1           “Piggy-Back” Registration. Unless all of the Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, until the Expiration Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Registrable Securities which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit; and further provided that ) no such piggy-back rights shall exist for so long as the Registrable Securities (which term shall include those paid as consideration pursuant to the cashless exercise provisions of this Warrant) may be sold pursuant to Rule 144 of the Act without restriction. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than fifteen (15) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2.

4.2           General Terms.

4.2.1         Expenses of Registration. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Sections 4.1 and 4.2 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities.

4.2.2         Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20 (a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.

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4.2.3         Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.2.4        Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the registration statement filed by the Company shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.2.5        Damages. Should the registration or the effectiveness thereof required by Section 4 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

5.           New Purchase Warrants to be Issued.

5.1           Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2           Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.           Adjustments.

6.1           Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1         Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.

6.1.2        Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3        Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

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6.1.4       Fundamental Transaction. If, at any time while this Purchase Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Purchase Warrant, the Holder shall have the right to receive, for each Purchase Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the "Alternative Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Purchase Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one Ordinary Shares in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Purchase Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Company under this Purchase Warrant, and to deliver to the Holder in exchange for this Purchase Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Purchase Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Purchase Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Purchase Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Purchase Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Purchase Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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6.1.5       Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2           Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3           Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7.           Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Shares issued to the public in the Offering may then be listed and/or quoted (if at all).

8.           Certain Notice Requirements.

8.1           Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

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8.2           Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3           Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4           Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information for the Holder appearing on the books and records of the Company.

If to the Holder, then to:

Boustead Securities, LLC

898 N Sepulveda Blvd, Suite 475

El Segundo, CA 90245

Attn: Keith Moore

Attn: Daniel J. McClory

With a copy to:

Hunter Taubman Fischer & Li LLC

1450 Broadway, 26th Floor

New York, NY 10017

Attn: Louis Taubman, Esq.

Attn: Joan Wu, Esq.

Fax No.: (212) 202-6380

If to the Company:

ZK International Group Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People’s Republic of China 325025

With a copy to:

Ortoli Rosenstadt LLP

501 Madison Avenue, 14th Floor

New York, NY 10022

Attn: William S. Rosenstadt, Esq.

Attn: Mengyi “Jason” Ye, Esq.

Fax No.: (212) 826-9307

9.             Miscellaneous.

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9.1           Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Underwriter may deem necessary or desirable and that the Company and the Underwriter deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3.           Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4           Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5           Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8  hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.6           Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7           Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and the Underwriter enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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9.8           Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2017.

ZK INTERNATIONAL GROUP CO., LTD.

By:
Name:
Title:

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EXHIBIT A

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of ZK INTERNATIONAL GROUP CO., LTD., a British Virgin Islands company(the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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EXHIBIT B

Form to be used to assign Purchase Warrant: ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED,                                                      does hereby sell, assign and transfer unto the right to purchase shares of ZK International Group Co., Ltd., a British Virgin Islands company (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:           , 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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